UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2007

ACCURAY INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace
Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 30, 2007, Accuray Incorporated (the “Company”) entered into Amendment One (“Amendment One”) to Independent Contractor Agreement with John Adler, M.D., a member of the Company’s Board of Directors.  Amendment One has an effective date as of April 10, 2007.  Pursuant to Amendment One, Dr. Adler is entitled to receive additional compensation if requested to attend sales visits, tradeshows or symposiums internationally, without at least 30 days’ prior notice.  As a result, the total annual compensation to Dr. Adler pursuant to the Independent Contractor Agreement may increase.  Pursuant to Amendment One, the termination provision of Dr. Adler’s Independent Contractor Agreement was revised to permit early termination by either party with at least 90 days’ written notice of termination.

The Company will file Amendment One to Independent Contractor Agreement as an exhibit to its Annual Report on Form 10-K for the year ended June 30, 2007.  The foregoing description is a summary and is therefore qualified in its entirety by reference to the complete text of Amendment One when filed.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: May 1, 2007	By:	/s/ Robert E. McNamara
Robert E. McNamara
Senior Vice President and Chief Financial Officer